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                          NEW ENGLAND ELECTRIC SYSTEM
                              (Parent Company Only)
                                  Balance Sheet
                                At June 30, 1997
                                   (Unaudited)
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
                                     ASSETS
                                     ------
                                                                 (In Thousands)

Investments:
  Common stocks of subsidiaries, at equity                         $1,647,286
  Notes of subsidiaries                                                42,310
  Other investments                                                     3,886
                                                                   ----------
         Total investments                                          1,693,482
                                                                   ==========

Current assets:
  Cash                                                                     12
  Temporary cash investments - subsidiary company                       7,100
  Accounts receivable from subsidiaries                                   527
  Interest and dividends receivable of subsidiaries                    48,140
  Other current assets                                                     48
                                                                   ----------
         Total current assets                                          55,827
                                                                   ----------
Deferred federal income taxes                                           2,978
                                                                   ----------
                                                                   $1,752,287
                                                                   ==========

                         CAPITALIZATION AND LIABILITIES
                         ------------------------------

Common share equity:
  Common shares, par value $1 per share:
     Authorized - 150,000,000 shares                              $    64,969
     Issued     -  64,969,652 shares                                  736,567
  Paid-in capital
  Retained earnings (including $643,084,000 of
    undistributed subsidiary earnings)                                904,826
                                                                   ----------

         Total common share equity                                 $1,706,362
                                                                   ==========


Current liabilities:
   Accounts payable (including $2,000 to subsidiaries)                  2,489
   Other accrued expenses                                               1,538
   Dividends payable                                                   34,403
                                                                   ----------

         Total current liabilities                                     38,403
                                                                   ----------

Other reserves and deferred credits                                     7,495
                                                                   ----------
                                                                   $1,752,287
                                                                   ==========
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